Exhibit 8.2

Principal Subsidiary Trade Names

A.P. Technik (UK)
AC Electrical (UK)
Air Cold Supply (US)
Bathstore.COM (UK)
Beijer Byggmaterial (Sweden)
Bois de la Manche (France)
Brandon Tool Hire (UK)
Brooks (Ireland)
Brossette (France)
Broughton Crangrove & Galley Matrix (UK)
Build Center (UK)
Cardor (France)
Cerland (France)
Cesaro (Czech Republic)
CFM (Luxembourg)
Cheapy Lagprissygg (Sweden)
Climate Center (UK)
Coleman Floor Company (US)
Drain Center (UK)
DT Trade (Denmark)
Efficient Electric (US)
Electric Center (UK)
Electro-Oil Int. A/S (Denmark)
Encon Group (UK)
Endries (US)
Ferguson (US)
Ferguson Fire & Fabrication, Inc. (US)
Frischkorn (US)
Full Service Supply (US)
Heatmerchants (Ireland)
HET Onderdeel (Netherlands)
Hire Center (UK)
Iser Zauli (Italy)
KB Framers (US)

Kontinentale (Austria)
Lyon Conklin & Co. (US)
Manzardo (Italy)
Mart (Hungary)
Neumann Bygg (Norway)
Nevill Long (UK)
ÖAG (Austria)
Panofrance (France)
Parnell-Martin Company (US)
Parts Center (UK)
PBM (France)
Pipe Center (UK)
Plumb Center (UK)
Reseau LOC (France)
Reseau PRO (France)
Silvan (Sweden)
Silverwood (France)
Sixmadun (Switzerland)
Stark (Denmark)
Starkki (Finland)
Stock Building Supply (US)
Thomson Brothers (UK)
Tobler (Switzerland)
Toolbag (UK)
Unifix (UK)
Vegas General (US)
Wasco (Netherlands)
Wasco-Anbuma (Belgium)
Wasco-Centratec (Belgium)
Wasco-Parts Center (Belgium)
William Wilson (UK)
Wolseley Canada (Canada)
Wolseley UK (UK)
Woodcote (Czech Republic)